Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 24, 2012 with respect to the consolidated financial statements  and internal control over financial reporting included in the Annual Report on Form 10-K for the year ended March 31, 2012 of UQM Technologies, Inc., which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP
Denver, Colorado

August 31, 2012